Heaton & Company, PLLC

240 North East Promontory, Suite 200

Farmington, Utah 84025

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Unicobe Corp.

We hereby consent to the incorporation of our report dated August 19, 2016, with respect to the financial statements of Unicobe Corp. for the years ended June 30, 2016 and 2015, included in the Post-Effective Amendment No. 1 to Form S-1 to be filed on or about March 27, 2017.  We also consent to the use of our name and the references to us included in the Post-Effective Amendment.

/s/ Heaton & Company, PLLC

Heaton & Company, PLLC

Farmington, Utah

March 27, 2017

240 N. East Promontory

Suite 200

Farmington, Utah

84025

(T) 801.218.3523

heatoncpas.com